EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each of the undersigned directors of FOUNDATION COAL HOLDINGS, INC., a Delaware corporation (“Foundation”), hereby constitutes and appoints Greg A. Walker, Frank J. Wood, and James F. Roberts, and each of them, his true and lawful attorneys-in-fact and agent, with full power to act without the other, to sign Foundation’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended; to file such Annual Report and the exhibits thereto and any and all other documents in connection therewith, including without limitation, amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

DATED: March 16, 2006

/s/ WILLIAM E. MACAULAY
William E. Macaulay
/s/ WILLIAM J. CROWLEY, JR.
William J. Crowley, Jr.
/s/ DAVID I. FOLEY
David I. Foley
/s/ P. Michael Giftos
P. Michael Giftos
/s/ ALEX T. KRUEGER
Alex T. Krueger
/s/ JAMES F. ROBERTS
James F. Roberts
s/ JOEL RICHARDS, III
Joel Richards, III
/s/ Robert C. Scharp
Robert C. Scharp